Exhibit 5.1

[•], 2011
Keystone Consolidated Industries, Inc.
5430 LBJ Freeway, Suite 1740
Dallas, Texas 75240

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-1, as amended (Registration No. 333-174338) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) by Keystone Consolidated Industries, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company to its stockholders of non-transferable subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase up to 751,388 shares (the “Rights Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Subscription Rights Offering”), certain legal matters in connection with the Subscription Rights and Rights Shares are being passed upon for you by us.  The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to stockholders of the Company in connection with the Subscription Rights Offering and relates to the Subscription Rights and the Rights Shares that may be issued and sold by the Company upon exercise of the Subscription Rights.  The Subscription Rights and the Rights Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

As a basis for the opinions hereinafter expressed, we have examined (a) the Registration Statement, as amended to the date hereof, and the Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation, as amended to the date hereof, (c) the Company’s Amended and Restated Bylaws, as amended to the date hereof, (d) certain resolutions adopted by the board of directors of the Company relating to the registration of the Securities, the terms of the Subscription Rights Offering and related matters, (e) a specimen certificate representing the Common Stock, and (f) a specimen certificate representing the Subscription Rights.  We have also examined originals, or copies certified or otherwise identified, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  In giving such opinions, we have relied on certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates.  In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

On the basis of the foregoing and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that:

(1)             The Subscription Rights have been duly authorized by the Company and, when issued in accordance with the terms of the Subscription Rights Offering, will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and (b) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(2)             The Rights Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Subscription Rights Offering against payment of the consideration for the Rights Shares upon exercise of the Subscription Rights as contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.

The opinions set forth above are limited in all respects to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

The opinions and statements contained in this letter are given as of the date of this letter, and we hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinions or statements with respect to any matter set forth in this letter.  No opinions may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters” in the Prospectus contained therein.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,